Exhibit 10.1

AMENDMENT TO EMPLOYMENT, RETIREMENT AND
CONSULTING AGREEMENT

     This Amendment to the Employment, Retirement and Consulting Agreement, dated as of October 6, 2004 (“Employment Agreement”), is made and entered into as of June 15, 2005, between R. Timothy Hudner (“Executive”) and Janus Capital Group Inc., a Delaware corporation (“Company”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, the parties wish to amend the Employment Agreement as set forth below.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	All references in the Employment Agreement to the “Agreement” shall be deemed to include this Amendment.

2.	All references to the “Retirement Date” shall mean December 31, 2005; provided however, the 2005 Annual Bonus payment under Section 3(b)(iii)(B) and the vesting and continuation of the exercise period of all Retention and Incentive Awards under Section 5(e) will remain as of June 30, 2005.

3.	All references to the “Consulting Period” shall mean the period beginning January 1, 2006 and ending on June 30, 2006.

4.	Notwithstanding Section 3(b)(iv), Executive shall receive a mutual fund unit award in an amount equal to $400,000 under the Company’s Mutual Fund Share Investment Plan. This award shall be effective as of June 30, 2005, and shall fully vest on June 30, 2006. The award will continue to vest in the event Executive’s association with the Company is terminated for any reason prior to June 30, 2006 (other than for Cause, in which event the award will be forfeited and cancelled); provided, however, the Company, in its sole discretion, may accelerate the vesting to occur on or about such earlier termination date.

5.	The Employment Agreement, as amended and supplemented by this Amendment, are ratified and confirmed. Except as specifically stated herein, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof.

6.	This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

JANUS CAPITAL GROUP INC.
By:	/s/ Gregory A. Frost
	Name:	Gregory A. Frost
	Title:	Senior Vice President

EXECUTIVE
/s/ R. Timothy Hudner
R. Timothy Hudner

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